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                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT
                             --------------------


          This Agreement made as of the 21st day of December, 1998 by and between Annie's Homegrown, Inc., a Delaware corporation with its principal place of business at 395 Main Street, Wakefield, Massachusetts 02880 (the "Company")
                                                                     -------
and Paul B. Nardone, an individual whose mailing address is 190 Summer Street, Lynnfield, Massachusetts 01940 (the "Employee").
                                      --------

                             W I T N E S S E T H:

          WHEREAS, Employee is President and Chief Operating Officer of the Company and has made and is expected to continue to make major contributions to the Company; and

          WHEREAS, the Company desires Employee to continue to serve as President and Chief Operating Officer and Employee is willing to provide such services under mutually satisfactory terms and conditions as set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Employee agree as follows:

1.  TERM.  Subject to the terms and conditions hereof, the term of this
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Agreement will commence on the date hereof and expire on December 31, 1999, unless earlier terminated as provided herein (the "Term").  The terms and
                                                   ----
conditions hereof shall be reviewed by the parties at least ninety (90) days prior to the expiration of the term and this Agreement shall be either extended or amended upon mutual agreement of the parties, and if the parties fail to agree, the Agreement shall be terminated upon the expiration of the Term.

2.  BUDGET/PROJECTIONS.  The Confidential 1998 Budget Projections ("1998
    ------------------                                              ----
Budget") and the Confidential 1999 Budget Projections ("1999 Budget") approved
                                                        -----------
by the Company's Board of Directors and the Employee shall serve as the benchmark for performance for the periods ending December 31, 1998 and December 31, 1999, respectively. Confidential Budget Projections for any renewal period will be mutually agreed to by the parties and will serve as the benchmark for performance in the appropriate period. The 1998 Budget, 1999 Budget and the Budget Projections for any such renewal period are collectively referred to herein as the "Budget/Projections."
               ------------------

3.  DUTIES AND RESPONSIBILITIES.
    ---------------------------

          (a) During the Term, the Employee shall serve as the President and Chief Operating Officer of the Company. In the performance of his responsibilities as the President and Chief Operating Officer, the Employee shall be subject to all of the Company's policies, rules and regulations applicable to its Employees of comparable status and shall report directly to, and shall be subject to the direction and control of, the Board of Directors of the Company (the "Board"), and shall perform such duties as shall be assigned to
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him by the Board.  In performing such duties, the Employee will be subject to, and will substantially abide by, and will use reasonable efforts to cause employees of the Company to be subject to, and substantially abide by, all policies and procedures developed by the Company.
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          (b)  During the Term, the Employee shall devote substantially all of his business time, energies, skills and attention to the affairs and activities of the Company. The Employee shall provide the services to the Company described in this Agreement in a professional and diligent manner and in a manner consistent with the highest standards of performance in the retail food industry. During the Term, the Employee shall not devote a material portion of his business time, energies, skills or attention to the affairs or activities of any other business or organization, without the prior approval of the Board (which approval shall not be unreasonably withheld). The Employee shall provide to the Board, on a quarterly basis, a description of any involvement with any other business or organization, such description to include (i) the name of the company or organization; (ii) type of involvement; and (iii) type of product; provided, however, that no description is required for a quarter where there has
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been no change from the description last provided to the Board.

          (c) To induce the Company to enter into this Agreement, the Employee represents and warrants to the Company that, except as set forth herein: (i) the Employee is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity and the Employee is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair the Employee's right or ability (A) to enter the employ of the Company, or (B) to perform fully his duties and obligations pursuant to this Agreement, and (ii) to the Employee's knowledge, no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned by the Employee.

4.  INSURANCE AND INDEMNIFICATION.  The Company agrees that during the Term of
    -----------------------------
this Agreement, without the consent of the Employee, it shall not amend the provisions of Article VII, Section 7 (Indemnification) of its By-laws.

5.  COMPENSATION.
    ------------

          (a)  Base Salary:  So long as Employee remains employed, during the
               -----------
Term of this Agreement, Employee shall receive a monthly gross salary (the "Base
                                                                            ----
Salary"), which shall be paid in equal installments on the 15th and final day of
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each month, equal to seven thousand five hundred dollars ($7,500) for each month through December 31, 1998 and ten thousand dollars ($10,000) for each month during the period January 1, 1999 through December 31, 1999. Compensation for any renewal term shall be as mutually agreed by the parties.

          (b)  Bonuses:
               -------

               (i) So long as Employee remains employed, for each calendar quarter beginning with the quarter starting January 1, 1997, in addition to any and all other amounts payable to Employee hereunder, Employee shall receive a bonus payment payable within forty-five (45) days of the end of quarter, as follows:

                    (A) If the Company has achieved less than fifty percent (50%) of the "net income before operating expenses" as described in the Budget/Projections for such quarter, the employee shall receive no bonus for such quarter.

                    (B) If the Company has achieved fifty percent (50%) or more, but less than one hundred percent (100%) of the "net income before operating

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               expenses" as described in the Budget/Projections for such
               quarter, the Employee shall receive a bonus payment for such quarter equal to one and one-half percent (1 1/2%) of the gross profit after "selling expenses" for such quarter;

                     (C) If the Company has achieved one hundred percent (100%) or more of the "net income before operating expenses" as described in the Budget/Projections of such quarter, the Employee shall receive a bonus payment for such quarter equal to two and one-half percent (2 1/2%) of the gross profit after "selling" expenses for such quarter.

               (ii) In addition to any bonus paid pursuant to Section 5(b)(i) above, if the actual gross profit after selling expenses for any calendar year during the Term exceeds one million dollars ($1,000,000), the Employee shall receive a bonus payment equal to one percent (1%) of the gross profit after "selling expenses." Such additional annual bonus shall be paid within forty-five
(45) days following the end of the calendar year.

               (iii) For purposes of this Agreement, "selling expenses"
                                                      ----------------
includes the costs outlined in the Budget/Projections and shall include, without limitation, price reductions, account advertising, trade advertising, ordinary consumer marketing expenses, trade show expenses, brokerage expenses and other ordinary selling expenses.

6.   EXPENSE REIMBURSEMENT.  The Employee is authorized to incur reasonable
     ---------------------
expenses in the performance of his duties hereunder during the Term. The Company shall reimburse the Employee for all such expenses upon the presentation by the Employee of signed, itemized accounts of such expenditures and vouchers, all in accordance with the Company's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status.

7.   VACATION TIME.  The Employee shall be entitled to paid vacation, personal
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and sick leave during the Term in accordance with the Company's policies regarding such vacation and leaves. Accrued vacation from prior employment periods or hereunder may be carried forward, and will be paid if employment with the Company shall cease.

8.   GRANT OF STOCK OPTIONS.  The Company shall grant Employee a stock option,
     ----------------------
which option shall be fully vested on the date of grant, to purchase twelve thousand five hundred (12,500) shares of the Company's Common Stock (such number of shares to be adjusted based on changes in capitalization) for each calendar quarter during the Term, beginning with the quarter October 1, 1998 through December 31, 1998, that the Company has achieved one hundred percent (100%) or more of the "net income before operating expenses" as defined in the Budget/Projections, provided, however, that the aggregate number of shares of
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the Company's Common Stock granted to Employee pursuant to this Section 8 shall not exceed 100,000 shares. Each option shall be granted pursuant to a stock option plan maintained by the Company in compliance with Section 16b-3 under the Securities Exchange Act of 1934, if applicable. The options shall be granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and such options shall be subject to the other terms and conditions provided in the Company's stock option plan, provided, however, that
                                                        --------  -------
unless canceled pursuant to Section 10, such options granted pursuant to this
Section 8 shall remain exercisable for a period of five (5) years, subject to the terms and conditions of this Agreement, regardless of whether Employee remains employed with the Company. Employee acknowledges that options exercised more than

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ninety (90) days after termination of employment will automatically become non-
qualified stock options, with attendant tax consequences.

9.   LISTING ON AN EXCHANGE.
     ----------------------

     (a) In the event the Common Stock of the Company is listed on a national or regional exchange, or on the NASDAQ Small Cap or NASDAQ National Market, then the Company shall, at the request of the Employee, agree to lend the Employee, for the sole purpose of exercising vested stock options, an amount not to exceed $100,000, such loan to be evidenced by a five-year nonrecourse promissory note (the "Note") bearing interest at a rate equal to the prime rate as published by BankBoston, N.A. on the date the loan is made, with interest only payable during the term of the Note and the entire principal payable upon maturity. The Note shall be secured by all of the capital stock of the Company issued to the Employee in exercise of such stock options, and any proceeds from the sale thereof.

     (b) The Employee agrees to execute and deliver, upon the request of the Company, such instruments, including, but not limited to a pledge agreement, and take such further actions as may be necessary or desirable to evidence the security interest being granted to the Company pursuant to this Section 9.

10.  PAYMENT IN CONNECTION WITH A MERGER OR SALE OF THE COMPANY.  If, during the
     ----------------------------------------------------------
Term or any renewal period, or within six (6) months of an Involuntary Termination without Cause (as hereinafter defined) of Employee's employment with the Company or a related entity, there shall be a Change of Control (as hereinafter defined), Employee shall be entitled to receive from the Company an amount equal to two percent (2%) of the Consideration (as hereinafter defined) paid in connection with the Change in Control less (i) the amount due, including all accrued interest, on all notes due to the Company from the Employee, and
(ii) any gain received by Employee upon the exercise and sale of the Company's Common Stock underlying stock options issued to the Employee by the Company since January 1, 1996 (the "Change in Control Payment"). In order to receive
                            -------------------------
the Change in Control Payment, Employee must agree to terminate or otherwise cancel all stock options to purchase shares of the Company's Common Stock issued to the Employee by the Company since January 1, 1996 or that Employee is entitled to receive pursuant to this Agreement or any renewal hereof. For purposes hereof, "Change in Control" means the occurrence of any of the
                  -----------------
following events during the Term: (a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (including a purchase or exchange of the Company's stock), and as a result of such merger, consolidation or any other reorganization or change of ownership of the Company's stock less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such
                                       ------------
transaction; or (b) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock in the Company immediately prior to such sale or transfer. For purposes hereof, "Consideration" shall mean cash and securities paid to the
                  -------------
Company and/or its shareholders upon consummation of the Change in Control and shall

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exclude (a) any amount to be paid after the consummation of the Change in
Control and (b) any debt assumed by the acquirer.

11.  TERMINATION OF EMPLOYMENT.
     -------------------------

     (a)  Voluntary Termination.  The Employee may voluntarily terminate his
          ---------------------
employment with the Company upon sixty (60) days written notice to the Company. In the event that Employee voluntarily terminates his employment with the Company, any and all of Employee's right to payment under this Agreement will terminate as of the effective date of such termination; provided, however, that
                                                        --------  -------
the Company will pay Employee any sums which accrued to Employee prior to the effective date of termination, including any accrued bonus earned but not yet paid, and the Company will grant to the Employee options pursuant to Section 8 that have accrued, but have not yet been issued.

      (b) Involuntary Termination.  Employee may be terminated by the Company
          -----------------------
before the expiration of this Agreement with or without cause by a majority vote of the Board of Directors ("Involuntary Termination"). "Cause" shall be defined
                            -----------------------
as: (a) the Employee's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved; (b) any intentional act of theft, fraud or embezzlement by the Employee in connection with his work with the Company; or (c) the Employee's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury). In the event of an Involuntary Termination for any reason other than Cause as defined herein, the Company shall, within thirty (30) days, pay Employee a sum equal to twelve (12) times the monthly Base Salary, as then in effect, and the Company shall maintain health insurance and other fringe benefits, if any, for twelve
(12) months following such termination. If Employee shall leave employment within thirty (30) days of any material involuntary reduction in Employee's Base Salary, bonus opportunity or responsibilities, any such cessation of employment shall be deemed to be an Involuntary Termination for any reason other than Cause, with Employee entitled to the severance payment and continuation of benefits described above.

      (c) Nonrenewal.  If the Company does not extend or amend this Agreement
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following December 31, 1999, the Company shall pay to the Employee severance equal to six (6) months of Base Salary then in effect, payable in the Company's normal pay periods, unless a Change of Control occurred during the Term, in which case the Company shall pay the Employee, in a lump sum, severance equal to twelve (12) months of Base Salary.

12.  NON-COMPETITION.
     ---------------

     (a) During the Term and for a period of one (1) year following an Involuntary Termination for Cause pursuant to Section 11(b) or voluntary termination pursuant to Section 11(a) above, the Employee shall not directly or indirectly, perform any services in the United States for any person or entity other than the Company that is primarily in the business, directly or indirectly, of selling dinner entree and pasta products of the type the Company is selling or developing at the time of the Employee's termination; or, without limiting the generality of the foregoing, be or become or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) any individual, corporation, firm,

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association, partnership, joint venture or other business entity that competes with the Company as to dinner entree or pasta products; provided, however, that
                                                        --------  -------
the Employee may own, solely as an investment, not more than one percent (1%) of any class of securities of any corporation that is publicly traded on any national securities exchange in the United States of America or reported on the National Association of Securities Dealers, Inc.'s Automated Quotation System.

          (b) During the Term and for a period of one (1) year following any termination, the Employee shall not, directly or indirectly, (i) induce or attempt to influence any other employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the one-year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer of the Company during any portion of the Term of this Agreement and for a period of one (1) year following any termination, to transact business with a competitor of the Company in the Company's dinner entree or pasta products business. Notwithstanding the previous sentence, this Section 12(b) shall not apply if Employee is terminated without Cause during the Term.

13.  NON-DISCLOSURE.  During the Term and thereafter, except pursuant to his
     --------------
duties to the Company hereunder, the Employee shall not disclose to anyone any material or confidential information about the affairs of the Company, including trade secrets, recipes, trade "know-how," inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of customers, sales, profits or other financial information which is confidential to the Company or is not generally known in the relevant trade.

14.  NOTICES.  Notices will be hand delivered or sent by registered or certified
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mail, postage prepaid, return receipt requested, or by a recognized expedited delivery service with signature required for delivery, to the address set forth on page one hereof, unless specifically changed by either party by written notice to the other.

15.  MISCELLANEOUS.
     -------------

     (a) This Agreement is a personal contract, and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise expressly permitted by the provisions of this Agreement. Except as otherwise expressly provided herein, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee, provided,
                                                                  --------
however, that in the event of the Employee's death, the Employee's estate, legal
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representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Employee pursuant to and in accordance with the terms of this Agreement prior to the date of the Employee's death.

     (b) The Company shall assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

     (c) This Agreement may not be changed, amended, terminated, or superseded orally, but only by an agreement in writing, nor may any of the provisions hereof be waived orally,

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but only by an instrument in writing, in any such case signed by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought.

     (d) Except as otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

     (e) All descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (f) If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of this Agreement and provision, as the case may be, shall nevertheless remain in full force and effect.

     (g) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

     (h) This Agreement contains the entire agreement and understanding between the Company and the Employee with respect to the subject matter hereof and supersedes all prior agreements on this subject matter including, without limitation, the Employment Agreement between the Company and the Employee dated November 26, 1996. No representations or warranties of any kind or nature relating to the Company or its affiliates or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Employee; nor have any representations or warranties of any kind or nature been made by the Employee to the Company, except as expressly set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                              ANNIE'S HOMEGROWN, INC.



                              _____________________________________________
                              By:
                              Title:

                              EMPLOYEE:



                              _____________________________________________
                              Paul B. Nardone

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